Exhibit 10.8

FIRST AMENDMENT TO THE

LICENSE Agreement

(“this Amendment”)

Effective Date: September 6, 2015

Between

YEDA RESEARCH AND DEVELOPMENT COMPANY LIMITED

a company duly registered under the laws of Israel of P.O. Box 95, Rehovot 76100, Israel

(hereinafter, “Yeda”)

and

XTL Biopharmaceuticals Ltd.

a company duly registered under the laws of Israel, having its principal place of business at 5 Hacharoshet St., Raanana 43656, Israel

(hereinafter, “the Company”)

WHEREAS:

(A)	Yeda and the Company entered into a License Agreement dated January 7, 2014 (the “License Agreement”); and

(B)	The Company has requested to amend clause 5.7 of the License Agreement relating to the Development Milestones undertaken by the Company, and Yeda has agreed to the said amendment, all subject to the terms and conditions set out in this Amendment below,

NOW THEREFORE IT IS AGREED BETWEEN THE PARTIES HERETO AS FOLLOWS:

1.	The above preamble forms an integral part of this Amendment. Terms defined in the License Agreement shall have the same meanings when used in this Amendment.

2.	The Company confirms and acknowledges to Yeda that it has achieved the following developmental milestones in respect of the Products:

i.	Assembled a world-class Clinical Advisory Board with the leading names in SLE.
ii.	Strengthened the Company’s Board with Directors with drug development and financial market experience.
iii.	Transferred the IND relating to a Product from Teva Pharmaceutical Industries Limited to the Company.
iv.	Completed a trial protocol synopsis relating to a Product to be further refined in an upcoming Clinical Advisory Board meeting.
v.	Completed production of the “drug substance” of a Product in preparation for the next trial.
vi.	Ongoing interaction with the FDA to seek opportunities to strengthen the Products’ intellectual property and optimize the regulatory pathway.
vii.	Raised in April, 2015, US $4,000,000, out of the aggregated amount of US $5,000,000 in accordance with Clause 5.7.2 of the License Agreement, as amended, to allow continued development of the Products.

3.	Clause 5.7 of the License Agreement shall be replaced in its entirety by the following:

“5.7.	Without derogating from the Company’s other obligations under this clause 5, the Company undertakes to achieve all of the following milestones by the respective dates set out below (together, “the Development Milestones”):

5.7.1.	by January 1, 2016, to have completed and delivered to Yeda a full protocol for Phase II clinical trials in respect of a Product;

5.7.2.	by August 1, 2016, to have received investments from any funding source or sources, including (i) by way of incurring debt or equity (including by way of the exercise by the holders of Company options), (ii) any sale by the Company of any of its shares in Intercure Ltd., and (iii) including by funding of third party collaborators or joint venture partners (including by any Sublicensee), such funding designated for the purpose of funding the development of the Products; all in the aggregate of at least US $5,000,000 (five million United States dollars); and

5.7.3.	by January 1, 2017, to have commenced Phase II clinical trials in respect of a Product (the "Third Milestone").”

4.	This Amendment shall be read together with the License Agreement as one agreement and, save as expressly supplemented, amended and clarified (and to the extent so supplemented, amended and clarified) by this Amendment, the License Agreement shall remain unaltered and in full force and effect.

IN WITNESS WHEREOF the parties hereto have signed this Amendment on the date first mentioned above.

for	YEDA RESEARCH AND DEVELOPMENT COMPANY LIMITED	for	XTL Biopharmaceuticals Ltd.

Signature:	Signature:

Name	Name:

Title	Title:

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